Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated April 14, 2014, relating to the consolidated financial statements of Sky Power Holdings Ltd. and its subsidiaries, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

Deloitte Touche Tohmatsu Certified Public Accountants LLP
Shanghai, China
April 14, 2014